UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2024

Dominion Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Dominion Energy, Inc. (Dominion Energy) intends to conduct a cash tender offer for any and all shares of its outstanding 4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, without par value, with a $1,000 liquidation preference per share (the Series B Preferred Shares), at a purchase price of $997.50 per share, plus accrued and unpaid dividends (the Tender Offer). Dominion Energy intends to pay the consideration payable by it pursuant to the Tender Offer, and the fees and expenses incurred by it in connection therewith, with a portion of the net proceeds from a proposed public offering (the Notes Offering) of junior subordinated notes (the Notes), which is described in the preliminary prospectus supplement that was filed by Dominion Energy on May 6, 2024. In no event will the information contained in this report regarding the Notes Offering constitute an offer to sell or a solicitation of an offer to buy any Notes.

Dominion Energy intends to commence the Tender Offer on or about May 7, 2024. The Tender Offer is expected to expire one minute after 11:59 P.M., New York City time, on or about June 4, 2024, unless Dominion Energy extends or earlier terminates the Tender Offer. Dominion Energy’s obligation to accept for purchase, and to pay for, any Series B Preferred Shares validly tendered (and not validly withdrawn) is expected to be subject to the satisfaction of certain conditions, including the settlement of the Notes Offering. As of the date of this report, there are 800,000 Series B Preferred Shares (representing $800 million in aggregate liquidation preference) issued and outstanding.

IMPORTANT INFORMATION

The Tender Offer has not yet commenced. This report is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Series B Preferred Shares. The solicitation and offer to buy Series B Preferred Shares will only be made pursuant to an offer to purchase, a letter of transmittal and related materials, which Dominion Energy will make available to holders of the Series B Preferred Shares and file with the Securities and Exchange Commission (the SEC) as part of a tender offer statement on Schedule TO upon commencement of the Tender Offer. The full details of the Tender Offer, including complete instructions on how to tender Series B Preferred Shares, will be included in the offer to purchase, the letter of transmittal and related materials. Holders of Series B Preferred Shares should carefully read those materials when they are available because they will contain important information, including the terms and conditions of the Tender Offer. Neither Dominion Energy nor its board of directors makes any recommendation to holders of Series B Preferred Shares as to whether to tender Series B Preferred Shares. Holders of Series B Preferred Shares may obtain free copies, when available, of the tender offer statement on Schedule TO, the offer to purchase, the letter of transmittal and the related materials that will be filed by Dominion Energy with the SEC at the SEC’s website at www.sec.gov or by calling the information agent for the Tender Offer, who will be identified in these materials at the commencement of the Tender Offer. In addition, holders of Series B Preferred Shares may obtain free copies of Dominion Energy’s filings with the SEC from Dominion Energy’s website at www.dominionenergy.com.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Dominion Energy. The statements relate to, among other things, expectations concerning the Notes Offering and the commencement and settlement of, and consideration to be paid in, the Tender Offer, which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to, the ability to satisfy the conditions to the Tender Offer, including the settlement of the Notes Offering, and risks and uncertainties relating to the commencement of the Tender Offer. Other risk factors relating to Dominion Energy’s business more generally are detailed from time to time in Dominion Energy’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. These forward-looking statements speak only as of the date of this Form 8-K. Dominion Energy assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

/s/ David M. McFarland
Name:	David M. McFarland
Title:	Vice President – Investor Relations and Treasurer

Date: May 6, 2024